UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                October 17, 2006

                                    814-00201
                            (Commission File Number)

                                MVC CAPITAL, INC.
                                  (THE "FUND")
             (Exact name of registrant as specified in its charter)

                               DELAWARE, 943346760
      (Jurisdiction of Incorporation) (IRS Employer Identification Number)

                                287 BOWMAN AVENUE
                                    2ND FLOOR
                               PURCHASE, NY 10577
              (Address of registrant's principal executive office)

                                  914-510-9400
                         (Registrant's telephone number)
                     ---------------------------------------

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01.    OTHER EVENTS.

In October 2005, the Fund announced the closing of an all cash acquisition of Sygate Technologies, Inc., a legacy portfolio company of the Fund, by Symantec Corporation (Nasdaq: SYMC), resulting in gross proceeds to the Fund of $16M. As part of the transaction, approximately $1.6M of the $16M gross proceeds were deposited in an escrow account for a period of one year in order to account for potential liabilities unforeseen at the time of the acquisition. Due to the contingencies surrounding the amounts deposited in escrow, the Fund placed no value on the escrow.

As of October 17, 2006, the escrow period expired and the Fund received $1,658,453.32 from the escrow account. As a result, the Fund has recorded an increase in NAV of approximately $1.66M or $.087 per share effective October 17, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



MVC CAPITAL, INC.


By: /s/ MICHAEL TOKARZ
    ----------------------------
    Michael Tokarz
    Chairman


Dated:  October 17, 2006